Exhibit 99.1

Interpace Biosciences Announces Acceptance for Trading on the OTCQX

PARSIPPANY, NJ, Feb. 24, 2021 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (OTCQX: IDXG) (“Interpace Biosciences” or the “Company”), an emerging leader in enabling personalized medicine, today announced that on February 24, 2021, the Company satisfied the requirements for trading of the Company’s common stock on the OTCQX® Best Market (“OTCQX”) and will begin trading on OTCQX at the open of the market on February 25, 2021 under the symbol IDXG. The Company previously traded on Nasdaq.

“The cost-effectiveness and flexibility of the OTCQX provides our Company the opportunity to continue to excel in the public markets. We are excited about this new opportunity for our Company,” stated Tom Burnell, Interpace Bioscience’s President and Chief Executive Officer.

“We are pleased to welcome Interpace Biosciences to the OTCQX Market,” said Jason Paltrowitz, Executive Vice President of OTC Markets Group. “The OTCQX market is designed to help companies lower the cost and complexity of being publicly traded, while providing investors with transparent trading. We look forward to supporting Interpace Biosciences and its shareholders.”

OTCQX is the top tier of three markets organized by OTC Markets Group Inc. for trading over-the-counter securities, and is designed for established, investor-focused U.S. and international companies. To qualify for the OTCQX market, companies must meet high financial standards, follow best practice corporate governance, demonstrate compliance with U.S. securities laws, and be current with their disclosure. Investors can find current market information and real-time quotes for the Company on www.otcmarkets.com.

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provides clinically useful molecular diagnostic tests, bioinformatics, and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace Biosciences has four commercialized molecular tests and one test in a clinical evaluation process (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a clinical evaluation program (CEP) whereby we gather information from physicians using BarreGEN® to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

Pharma services, through Interpace Pharma Solutions, provides pharmacogenomics testing, genotyping, biorepository, and other customized services to the pharmaceutical and biotech industries. Pharma services also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, while also improving patient care.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

About OTC Markets Group Inc.

OTC Markets Group Inc. (OTCQX: OTCM) operates the OTCQX® Best Market, the OTCQB® Venture Market and the Pink® Open Market for 11,000 U.S. and global securities. Through OTC Link® ATS and OTC Link ECN, OTC Markets Group Inc. connects a diverse network of broker-dealers that provide liquidity and execution services. OTC Markets Group Inc. enable investors to easily trade through the broker of their choice and empower companies to improve the quality of information available for investors.

To learn more about how OTC Markets Group Inc. creates better informed and more efficient markets, visit www.otcmarkets.com.

OTC Link ATS and OTC Link ECN are SEC regulated ATSs, operated by OTC Link LLC, member FINRA/SIPC.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements including, but not limited to, the Company’s ability to successfully maintain the trading of its common stock on the OTCQX® Best Market, the Company’s ability to achieve projected cost savings and to successfully enact corporate reprioritization measures, the adverse impact of the COVID-19 pandemic on the Company’s operations and revenues, the substantial doubt about the Company’s ability to continue as a going concern, the Company’s history of operating losses, the Company’s ability to adequately finance its business, the Company’s ability to repay its $5M secured bridge loan, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect, and the Company’s ability to remediate material weaknesses in internal controls. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K filed on April 22, 2020, as amended on May 29, 2020 and January 19, 2021, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q and amendments thereto. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations
Edison Group
Joseph Green/Megan Paul
(646) 653-7030/7034
jgreen@edisongroup.com/mpaul@edisongroup.com